UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2019, IRESI Montgomery Mitylene, L.L.C. (the “Mitylene Subsidiary”), an indirect wholly owned subsidiary of Inland Residential Properties Trust, Inc. (the “Company”), and B & M Development Company, L.L.C., an unaffiliated third party (the “Buyer”), entered into the fifth amendment (the "Amendment") to the agreement between those parties dated December 21, 2018, as amended previously on January 23, 2019, February 19, 2019, June 7, 2019, and June 25, 2019 (the "Agreement"), to sell the property located at 8850 Crosswind Drive, Montgomery, Alabama, commonly known as “Verandas at Mitylene” (the “Property”) to the Buyer. The entry into the Agreement, the first amendment, the second amendment, the third amendment, the fourth amendment, and the material terms of each, were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 28, 2018, January 25, 2019, February 25, 2019, June 13, 2019, and June 28, 2019 respectively.

Prior to the Amendment, sale of the Property was subject to the Buyer obtaining approval from the existing lender of the Buyer’s assumption of the mortgage loan encumbering the Property, and if the Buyer failed to obtain the loan assumption, either party was permitted to terminate the Agreement. Following the Amendment, approval of the Buyer’s assumption of the mortgage loan is no longer a condition precedent to either the Buyer or the Mitylene Subsidiary’s obligation to close, and the Buyer’s failure to obtain the loan assumption is no longer a cause for termination. Pursuant to the Amendment, the Mitylene Subsidiary is obligated to repay the mortgage loan encumbering the Property in full at closing, if any, and the Buyer is obligated to pay the Mitylene Subsidiary an amount equal to the prepayment premium due as a result of the prepayment of the loan, any costs and fees (other than principal and interest) charged by the lender in relation to the prepayment of the loan, and any costs charged by the lender in relation to the loan assumption approval process including termination of the loan assumption approval process. According to the Amendment, the closing date is August 20, 2019 and cannot be further extended. Sale of the Property is subject to conditions contained in the Agreement, and there is no assurance that the sale of the Property will be consummated.

For additional information, reference is made to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Purchase and Sale Agreement between IRESI Montgomery Mitylene, L.L.C. and B & M Development Company, L.L.C., dated July 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	July 31, 2019	By:	/s/ Catherine L. Lynch
		Name:	Catherine L. Lynch
		Title	Chief Financial Officer and Treasurer